COMPROMISE SETTLEMENT AGREEMENT

      This Compromise Settlement Agreement (the "Agreement") is made and entered into on the 6th day of May, 1996, effective as of the Effective Date, by and between S/M REAL ESTATE FUND VII, LTD., a Texas limited partnership (the "Borrower"), and FEDERAL NATIONAL MORTGAGE ASSOCIATION, a corporation organized and existing under the laws of the United States of America ("Fannie Mae").

                                    RECITALS

        A. BH Mortgage Corporation ("Servicer") has made the Loan to Borrower, and in connection therewith, Borrower executed the Note, the Deed of Trust and the other Loan Documents.

        B. Servicer assigned, negotiated and transferred its interest in the Note, Deed of Trust and Loan Documents to Beverly Hills Savings & Loan Association ("Assignor") pursuant to that certain Assignment of Note and Liens recorded under Volume 3107, Page 0045, Real Property Records, Bexar County, Texas.

        C. Assignor assigned, negotiated and transferred its interest in the Note, Deed of Trust and Loan Documents to Fannie Mae, as more fully set out in the Assignment of Lien. Fannie Mae is now the owner and holder of the Note, Deed of Trust and Loan Documents.

        D. The Loan has matured and is in default and a dispute has arisen among the undersigned and the undersigned, to avoid the uncertainty, time, trouble and extraordinary expense of litigation, wish to compromise, resolve and settle forever such dispute, and all differences and matters in controversy presently between them, and have reached an agreement to that effect as follows:

                                   ARTICLE I

                                  DEFINITIONS

        1.1 Assignment of Lien. The term "Assignment of Lien" shall mean those certain Corporation Assignments from Assignor to Fannie Mae, recorded in Volume 3384, Page 0510 and Volume 3570, Page 1488, Real Property Records, Bexar County, Texas executed by Assignor to Fannie Mae, pursuant to which Assignor assigned, negotiated and transferred its interest in the Loan to Fannie Mae.

        1.2 Deed of Trust. The term "Deed of Trust" shall mean that certain Deed of Trust and Security Agreement dated July 29, 1983, executed by Borrower, to Ron Harpole, Trustee recorded in Volume 2886, Page 0010, Real Property Records, Bexar County, Texas securing payment of the Note and performance of the Loan Documents.

	1.3 Effective Date. The term "Effective Date" shall mean May 1, 1996.


        1.4 Effective Date Note Balance. The term "Effective Date Note Balance" shall mean unpaid principal and accrued, unpaid interest due on the Note as of the Effective Date, which totals $7,111,142.50 [assuming receipt of the payment required in Section 2.10 of this Agreement].

        1.5 Environmental Assessment. That certain environmental assessment dated March 26, 1996, prepared by Maxim Technologies, Inc. covering the Property.

	1.6 Escrow Agent. Commonwealth Land Title Company of Dallas.

        1.7 Event of Default. The term "Event of Default" shall mean a breach of or default or Event of Default under the Note, the Deed of Trust, the Loan Documents or this Agreement.

        1.8 Extension Agreement. The term "Extension Agreement" shall mean that certain Extension Agreement dated February 5, 1996, effective December 31, 1995, by and between Borrower and Fannie Mae.

        1.9 Foreclosure Agreement. The term "Foreclosure Agreement" shall mean the Foreclosure Agreement of even date with this Agreement, executed by Borrower and Fannie Mae.

        1.10 Gross Income. The term "Gross Income" shall have the meaning assigned to it in the Injunction.

        1.11 Injunction. The term "Injunction" shall mean that certain Agreed Temporary Injunction issued in connection with Federal National Mortgage Association v. S/M Real Estate Fund VII, Ltd., f/k/a Shearson-Murray Fund VII, Ltd., Cause No. 96-CI-01460, in the 285th Judicial District Court of Bexar County, Texas, as extended or modified.

        1.12 Loan. The term "Loan" shall mean the loan evidenced by the Note and secured by the Loan Documents.

        1.13 Loan Documents. The term "Loan Documents" shall mean the Note, the Deed of Trust, the Financing Statements, Extension Agreement and all other documents and instruments executed and delivered in connection with the Loan.

        1.14 Net Operating Income. The term "Net Operating Income" shall have the meaning assigned to it in the Injunction.

        1.15 New Loan. The term "New Loan" shall mean the loans described in the New Loan Documents.

        1.16 New Loan Documents. The term "New Loan Documents" shall mean the loan documents described in this Agreement and attached hereto in unexecuted form as Exhibit "A" [NOT INCLUDED IN THIS 10-Q FILING].

        1.17 Note. The term "Note" shall mean that certain Promissory Note, dated July 29, 1983, executed by Borrower, payable to the order of Servicer, in the original principal amount of $5,830,000.00.

        1.18 Option A. The term "Option A" shall mean a Fannie Mae Prior Approval (Tier 1) 30-day delivery loan, with a 25-year amortization and a five-year term with a three-year yield maintenance period. The annual interest rate under the foregoing shall be set by Fannie Mae on the day of closing and shall be grossed-up to include a .125 percent servicing fee. Fannie Mae does not guarantee the amount that such rate will be on the day of closing.

        1.18 Option B. The term "Option B" shall mean a Fannie Mae Prior Approval (Tier 1) 30-day delivery loan, with a 25-year amortization and a seven-year term with a three-year yield maintenance period. The annual interest rate under the foregoing shall be set by Fannie Mae on the day of closing and shall be grossed-up to include a .125 percent servicing fee. Fannie Mae does not guarantee the amount that such rate will be on the day of closing.

        1.20 Permitted Expenses. The term "Permitted Expenses" shall have the meaning assigned to it in the Injunction.

        1.21 Property. The term "Property" shall mean the real property, improvements and all other property defined as the Property in the Deed of Trust and any collateral described in any other Loan Documents.

        1.22 Survey. The term "Survey" shall mean that certain survey of the Property dated March 22, 1996, prepared by Maverick Land Surveying Company.

        1.23 Incorporation of Other Definitions. Terms which are defined in the Note, Deed of Trust, the Loan Documents, and the Injunction shall have the same meanings when used in this Agreement, unless a different definition is given herein or unless the context requires otherwise. In cases of multiple definitions or conflicts, the definitions set forth in this Agreement shall control.

                                   ARTICLE II

                  RESOLUTION OF DISPUTE, NEW LOAN, FORECLOSURE

        2.1 Alternative Resolution of Dispute. Borrower may resolve this dispute by, at the option of Borrower, either:

        A. executing and delivering the New Loan Documents in accordance with the terms and conditions of this Agreement, or

        B. unconditionally and fully cooperating in the foreclosure of title to the Property in accordance with the Foreclosure Agreement.

        2.2 New Loan. Borrower may exercise the option to close the New Loan by giving three banking days prior written notice to Fannie Mae (a) indicating that it unconditionally elects to choose either Option A or Option B to apply to the New Loan Documents, unconditionally and fully cooperating with Fannie Mae to complete all blanks and attach all exhibits required to complete the New Loan Documents to the extent not yet completed, (b) executing and delivering the New Loan Documents, (c) delivering or causing to be delivered to Fannie Mae all of the documents, evidence or other information described in Exhibit "B " [NOT INCLUDED IN THIS 10-Q FILING], without limiting the foregoing, Borrower shall cause to be delivered to Fannie Mae a mortgagee policy of title insurance in the form required by that certain letter dated April 25, 1996 from Edward F. Walker on behalf of Fannie Mae to Kelvin Bryant, attorney for Borrower and Ms. Sharon Cole of the Escrow Agent, a copy of which is attached hereto as Exhibit "C" [NOT INCLUDED IN THIS 10-Q FILING], an opinion of counsel to Fannie Mae in the form contained in Exhibit " D" [NOT INCLUDED IN THIS 10-Q FILING], and insurance covering the Property as required by the Fannie Mae DUS Guide. The proceeds of the New Loan shall be used to pay the Loan and the Loan Documents shall be superceded by the New Loan Documents. In addition, Borrower shall pay interest on the Loan at 10.125 per cent per annum from the Effective Date through and including the date of closing the New Loan. The New Loan must be closed, if at all, not later than 11 :30 a.m. (Dallas time) May 31, 1996, in the offices of Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas. If Borrower shall fail or refuse to close by such date and time, Borrower shall be deemed to have waived all rights in connection with the New Loan.

        2.3 Foreclosure Scheduled on May 7, 1996: Foreclosure Agreement. Fannie Mae has caused the Property to be posted for foreclosure on May 7, 1996. Subject to the rights granted or reserved by Fannie Mae under this Agreement, Fannie Mae hereby agrees to pass the foreclosure scheduled for May 7, 1996. Subject to the condition that Borrower shall fail or refuse to take or perform all of the actions required under this Agreement to close the New Loan, then Borrower shall be deemed to have elected to direct Fannie Mae to take the action required or permitted under the Foreclosure Agreement. Borrower hereby agrees that Fannie Mae shall have the right to repost the Property at any time after the Effective Date for foreclosure as contemplated by the Foreclosure Agreement. Borrower hereby unconditionally waives any and all rights to any and all notices under the Loan Documents or applicable law (including without limitation, the Texas UCC and Texas Property Code) to the extent permitted by law, any and all rights to object to the procedure followed in connection with any foreclosure of the Property pursuant to the Foreclosure Agreement, and any and all other right to object to any foreclosure conducted pursuant to the Foreclosure Agreement.

        2.4 Survey; Environmental Assessment. If Borrower consummates the closing of the New Loan, Borrower shall pay for the cost of the Survey and the Environmental Assessment. If Borrower fails or refuses to consummate the New Loan, Fannie Mae shall pay the cost of the Survey and Environmental Assessment.

        2.5 Escrow Agent. In any event, Borrower shall pay all title insurance premiums, expenses, escrow fees, and other costs charged by the Escrow Agent.

        2.6 Legal Fees. If Borrower consummates the New Loan, Borrower shall reimburse Fannie Mae for all reasonable fees and expenses of legal counsel to Fannie Mae since February 5, 1996 in connection with the Loan Documents (including, without limitation, enforcement of remedies under the Loan Documents, litigation expenses in connection with the Injunction, preparation for foreclosure, and settlement negotiations) and the New Loan, all title insurance and related charges, all fees for filing and recording the New Loan Documents, and other reasonable costs and expenses paid by Fannie Mae to third parties in connection with the consummation of the New Loan Documents (such other costs and expenses are referred to as "Other Closing Costs"). If Borrower fails or refuses to consummate the transactions contemplated by the New Loan Documents, each party shall pay its own legal fees and Other Closing Costs.

        2.7 Letter of Intent. Fannie Mae and Borrower hereby terminate all rights, duties and obligations under that certain letter dated February 5, 1996 executed by Fannie Mae and Borrower and neither party shall have any further rights or obligations under such letter. Without limiting the foregoing, Borrower hereby unconditionally releases Fannie Mae from all possible claims, demands, actions, causes of action, costs, expenses, damages and liabilities whatsoever arising out of or in connection with such letter. Borrower acknowledges that the $10,000.00 deposited against expenses pursuant to such letter have been applied to reimburse Fannie Mae for reasonable expenses of legal counsel incurred prior to the date of this Agreement.

        2.8 Injunction. Borrower shall comply with the Injunction. Borrower and Fannie Mae hereby agree to extend the Injunction to June 15, 1996. If Borrower consummates the closing of the New Loan, the Injunction shall be dissolved and the associated lawsuit dismissed at the cost of the Borrower.

        2.9 June 1996 Rents. Borrower shall comply with the Injunction in connection with the Gross Income from the Property for the month of June, 1996. Without limiting the foregoing, Borrower hereby guarantees Fannie Mae that out of the Gross Income it will first pay the cost of all utilities (unless paid by tenants of the Property) in connection with the Property through the date of any foreclosure sale of the Property if Borrower fails or refuses to close the New Loan. In such event, Borrower hereby unconditionally assigns to Fannie Mae all utility deposits owned by Borrower in connection with the Property.

        2.10 March/April 1996 Interest Payment. As a condition to the execution of this Agreement, Borrower shall pay to Fannie Mae via federal wire transfer of good funds an amount equal to $98,381.26 not later than 10:00 a. m. Monday, May 6, 1996.

        2.11 Waiver of Certain Interest. Subject to the consummation of the closing of the New Loan and receipt of $300,000.00 in good funds via wire transfer on the date of such closing, Fannie Mae agrees to waive and forever forgive the additional sum of $300,000.00 of interest accrued on the Loan, all penalty interest on the Loan accrued through the date of such closing, all yield recapture, being the sums referred to in paragraph 11 of the letter dated November 15, 1989, incorporated into that certain Order Approving Agreement Between Debtor and Federal National Mortgage Association filed January 29, 1990, by the United States Bankruptcy Court for the Western District of Texas, Austin Division, in Case No. 89-11662-LC.

                                  ARTICLE III

        3.1 Continuing Validity. The Note, Deed of Trust and other Loan Documents shall remain in full force and effect as matured. The validity, binding effect, enforceability or perfection of the Note, the Deed of Trust or any of the Loan Documents shall not be diminished in any way by this Agreement. Borrower further acknowledges and agrees that the Deed of Trust is a first and superior lien on the Property. Borrower hereby acknowledges that the liens and security interests created and evidenced by the Deed of Trust are valid and subsisting and further acknowledges and agrees that there are no offsets, claims or defenses to the Note or the Deed of Trust or any other documents evidencing or securing the Loan. Borrower covenants and agrees that Fannie Mae owes no fiduciary or similar obligations to Borrower.

        3.2 Binding Effect. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon, and, except as limited herein, shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors and assigns, including, without limitation, successor Borrower of the Property.

        3.3 Denial of Liability. The undersigned further understand and agree that, as between the undersigned parties, and those claiming by, under or through them, this is a compromise, resolution and settlement of disputed claims primarily to avoid the uncertainty, time, trouble and extraordinary expense of litigation, and that such compromise, resolution and settlement shall not be taken as an admission of liability on the part of Fannie Mae or, except with respect to the Loan, Borrower, but rather, either such liability has been and is expressly denied.

        3.4 Attorneys' Fees. In the event a dispute arises between the undersigned parties, or any of them, in connection with this Agreement, the party awarded relief or dismissed with an award of costs by the court in any such litigation (including any suit to compel arbitration) shall also recover, in addition to actual damages, equitable relief and costs, from the party breaching the Agreement, or from the party failing to establish an alleged breach, all reasonable court costs and expenses, including without limitation reasonable attorneys' fees, reasonably incurred in connection with such dispute and litigation.

        3.5 Free Will. The undersigned hereby represent and warrant that they have entered into this Agreement of their own free will and accord and in accordance with their own judgment after advice of their own legal counsel, and state that they have not been induced to enter into this Agreement by any statement, act or representation of any kind or character on the part of anyone except as expressly set forth in this Agreement.

        3.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

        3.7 COMPLETE RELEASE. BORROWER AND ITS PARTNERS HEREBY JOINTLY AND SEVERALLY RELEASE AND FOREVER DISCHARGE FANNIE MAE, AND ITS SUCCESSORS, ASSIGNS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, AND ATTORNEYS, AND EACH CURRENT OR SUBSTITUTE TRUSTEE UNDER THE DEED OF TRUST (COLLECTIVELY, THE "INDEMNITEES") FROM ALL CLAIMS, AS DEFINED BELOW, AND JOINTLY AND SEVERALLY AGREE TO INDEMNIFY INDEMNITEES, AND HOLD THEM HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, CAUSES OF ACTION, COSTS AND EXPENSES OF EVERY KIND OR CHARACTER IN CONNECTION WITH THE CLAIMS OR THE BREACH OF THIS AGREEMENT OR THE LOAN DOCUMENTS. AS USED IN THIS AGREEMENT, THE TERM "CLAIMS" SHALL MEAN ANY AND ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTIONS, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART, ON OR BEFORE THE DATE OF THIS AGREEMENT, WHICH THE BORROWER, OR ANY OF ITS PARTNERS, AGENTS OR EMPLOYEES, MAY NOW OR HEREAFTER HAVE AGAINST THE INDEMNITEES, IF ANY AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAWS, OR REGULATIONS, OR OTHERWISE IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE THERETO AND ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTS, ACTIONS OR OMISSIONS OF INDEMNITEES, INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF FAIR DEALING, BREACH OF CONFIDENCE, BREACH OF FUNDING COMMITMENT, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, VIOLATIONS OF THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WIT H CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER, CONSPIRACY OR ANY CLAIM FOR WRONGFULLY ACCELERATING THE NOTE OR WRONGFULLY ATTEMPTING TO FORECLOSE ON ANY COLLATERAL RELATING TO THE NOTE, BUT IN EACH CASE ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW. THIS RELEASE IS ACCEPTED BY FANNIE MAE PURSUANT TO THIS AGREEMENT AND SHALL NOT BE CONSTRUED AS AN ADMISSION OF LIABILITY ON THE PART OF FANNIE MAE. BORROWER HEREBY REPRESENTS AND WARRANTS THAT BORROWER IS THE CURRENT LEGAL AND BENEFICIAL OWNER OF ALL CLAIMS, IF ANY, RELEASED HEREBY AND HAS NOT ASSIGNED, PLEDGED OR CONTRACTED TO ASSIGN OR PLEDGE ANY SUCH CLAIM TO ANY OTHER PERSON.

        3.8 Usury. It is expressly stipulated and agreed to be the intent of Borrower and Fannie Mae at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on or in connection with the Note and the Loan contemplated by the Note and the New Loan contemplated by the New Loan Documents (or applicable United States federal law to the extent that it permits Fannie Mae to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under the Deed of Trust, this Agreement or any other Loan Documents or the New Loan Documents evidencing, securing or executed in connection with the Loan, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of the Note or the New Loan Documents or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is Borrower's and Fannie Mae's express intent that all excess amounts theretofore collected by Fannie Mae be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note, this Agreement, Deed of Trust and the other Loan Documents or the New Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note or the New Loan Documents does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Fannie Mae doe tend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Fannie Mae for the use, forbearance or detention of the indebtedness evidenced by the Note or other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in the Note, the Deed of Trust, this Agreement, in any of the other Loan Documents or the New Loan Documents that permits the compounding of interest, including, without limitation, any provision by which any of the accrued interest is added to the principal amount of the Note, the total amount of interest that Borrower is obligated to pay and Fannie Mae is entitled to receive with respect to the Loan or the New Loan shall not exceed the amount calculated on a simple (i.e., n on-compounded) interest basis at the maximum rate allowed by applicable law on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Deed of Trust, this Agreement, other Loan Documents or the New Loan Documents (such as for the payment of taxes, insurance premiums and the like). The provisions of the Note and the Deed of Trust limiting the amount of interest which may be contracted for, charged or received on the indebtedness evidenced thereby and dealing with the rights and duties of the parties with respect to the charging or receiving of interest in excess of the maximum rate, are hereby incorporated in this Agreement by reference as though fully set forth herein. To the extent permitted by law, Borrower hereby waives and releases all claims and defenses based upon usury in connection with the execution of the Note, the borrowing of the Loan evidenc d thereby and the execution of the Deed of Trust and the borrowing of the New Loan as contemplated by the New Loan Documents.

        3.9 Notices. Any notices required or permitted hereby shall be given in the manner required by the Loan Documents. The respective addresses of the parties are as follows:

                              BORROWER AND ALL OF ITS PARTNERS:

                              S/M Real Estate Fund VII, Ltd.
                              5520 LBJ Freeway, Suite 500
                              Dallas, Texas 75240

                              FANNIE MAE:

                              Federal National Mortgage Association
                              Two Galleria Tower, Suite 600
                              13455 Noel Road
                              Dallas, Texas 75240-5003
                              Mailing Address: P.O. Box 650043
                              Dallas, Texas 75265-0043
                              Attn: VP-Multifamily
                              Fannie Mae Loan No. 1613000007

        3.10 Conflicting Terms. In the event of any conflict between the terms hereof, the Note, the Deed of Trust or any other Loan Document or the Injunction (to the extent permitted by law), the terms of this Agreement shall control.

	3.11 Time is of the Essence. Time is of the essence of this Agreement.

        3.12 Entire Agreement, Modification. This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.

        3.13 Applicable Law and Uniform Commercial Code. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAW OF SUCH STATE). All undefined terms used herein which are defined in the Texas Uniform Commercial Code shall be used with the definition therefor in said Uniform Commercial Code. AS A MATERIAL INDUCEMENT TO FANNIE MAE TO ENTER INTO AND PERFORM THIS AGREEMENT, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY COVENANTS AND AGREES THAT IN THE EVENT ANY ACTION IS EVER BROUGHT BY OR AGAINST BORROWER IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT OR BORROWER SHALL EVER SEEK PROTECTION AS A DEBTOR UNDER THE UNITED STATES CODE OR ANY SIMILAR STATUTE, EXCLUSIVE VENUE FOR ANY SUCH ACTION SHALL BE IN THE UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. IF BORROWER FAILS TO HONOR THE VENUE STIPULATIONS CONTAINED IN THIS PARAGRAPH, FANNIE MAE SHALL HAVE THE RIGHT TO REQUIRE REMOVAL OF ALL PROCEEDINGS TO THE UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. BORROWER SHALL NOT OPPOSE ANY SUCH CHANGE OF VENUE. BORROWER HEREBY SUBMITS TO THE IN PERSONAM JURISDICTION IN ANY MATTER INVOLVING THE PROPERTY, LOAN DOCUMENTS OR FANNIE MAE. BORROWER HEREBY ACKNOWLEDGES THAT IT IS NOT IN A DISPARATE BARGAINING POSITION, IS A LIMITED PARTNERSHIP WITH SOPHISTICATED FINANCIAL, ECONOMIC EXPERIENCE, THAT THE VENUE SELECTION CONTAINED HEREIN IS NOT UNREASONABLE, UNJUST, INCONVENIENT OR OVERREACHING, AND THAT BORROWER IS REPRESENTED BY COMPETENT LEGAL COUNSEL. THE FOREGOING SHALL NOT IMPLY ANY CONSENT BY FANNIE MAE TO THE FILING OF ANY SUCH BANKRUPTCY OR OTHER PROCEEDING. IN THE EVENT BORROWER SHALL SEEK OR RECEIVE RELIEF AS A DEBTOR UNDER THE UNITED STATES CODE, BORROWER AGREES:

        A. THE RIGHT TO ANY AUTOMATIC STAY PREVENTING EXERCISE OF ANY REMEDIES BY FANNIE MAE IS HEREBY WAIVED;

        B. THE RIGHT TO EMPLOY THE "NEW VALUE" EXCEPTION TO THE ABSOLUTE PRIORITY RULE IS HEREBY WAIVED;

        C. THE RIGHT TO THE EXCLUSIVITY PERIOD OR THE RIGHT TO EXTEND SUCH PERIOD WITH RESPECT TO ANY BANKRUPTCY REORGANIZATION PLAN IN CONNECTION WITH THE PROPERTY IS HEREBY WAIVED:

        D. BORROWER BELIEVES THAT THE FAIR MARKET VALUE OF THE PROPERTY, AS OF THE DATE OF THIS AGREEMENT, IS LESS THAN THE OUTSTANDING BALANCE OWED WITH RESPECT TO THE LOAN AND THE PROPERTY IS NOT NOW, AND WILL NEVER BE NECESSARY TO ANY PLAN OF REORGANIZATION:

        E. BORROWER HEREBY GRANTS TO FANNIE MAE THE EXCLUSIVE RIGHT TO EXERCISE ALL VOTES OR INTERESTS OF BORROWER IN CONNECTION WITH SUCH PROCEEDING.

        F. BORROWER SHALL NOT USE GROSS INCOME TO PAY ANY COSTS IN CONNECTION WITH ANY BANKRUPTCY OR SIMILAR ACTION INVOLVING BORROWER OR ANY SUBSEQUENT OWNER OF THE PROPERTY.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement in duplicate copies, each of which shall be deemed an original, on the dates hereinafter subscribed, to be effective as of the date set forth in this Agreement.

                                 S/M REAL ESTATE FUND VII, LTD.,
                                 a Texas limited partnership

                                 By: CROZIER PARTNERS VII, LTD.,
                                     General Partner

                                 By: Anterra Property Investors VII, Inc.,
                                     General Partner

                                 By:     /s/Richard Hoffman
                                 Name:      Richard Hoffman
                                 Its:       President


                                 FEDERAL NATIONAL MORTGAGE ASSOCIATION

                                 By:     /s/Harry D. Justice
                                 Name:      Harry D. Justice
                                 Its:       Vice President